Exhibit 99.1

ALLOS THERAPEUTICS REPORTS
THIRD QUARTER 2005 FINANCIAL RESULTS

Westminster, Colo., November 9, 2005 – Allos Therapeutics, Inc. (NASDAQ: ALTH) today reported financial results for the third quarter of 2005. For the three months ended September 30, 2005, the Company reported a net loss of $4.8 million, or $0.09 per share. This compares to a net loss of $4.6 million, or $0.15 per share, for the three months ended September 30, 2004.

For the nine months ended September 30, 2005, the Company reported a net loss of $15.5 million, or $0.36 per share, compared to a net loss of $16.9 million, or $0.54 per share, for the same period last year.

Cash, cash equivalents, and investments in marketable securities as of September 30, 2005 amounted to $59.4 million.

Product Portfolio Update:

EFAPROXYN™ (efaproxiral):

•                    ENRICH, the Company’s Phase 3 study of the radiation sensitizer EFAPROXYN in patients with brain metastases originating from breast cancer, continues to progress in line with Company expectations. The Company expects to complete patient enrollment in this trial during the second half of 2006 and report preliminary results approximately six months thereafter.

•                    In September 2005, the Company announced the publication of results from its Phase 2 multi-center study of EFAPROXYN in patients with unresectable non-small cell lung cancer (NSCLC) receiving sequential chemoradiotherapy (S-CRT). Results from the study, which were reported in the September 1st edition of the Journal of Clinical Oncology, suggest that the addition of EFAPROXYN to S-CRT may improve survival over S-CRT alone without increasing radiation toxicity rates.

•                    In October 2005, the Company withdrew its European Marketing Authorization Application (MAA) for its investigational radiation sensitizer REVAPROXYN™ (efaproxiral, EFAPROXYN™ in the United States) for use as an adjunct to whole brain radiation therapy for the treatment of patients with brain metastases originating from breast cancer. The Company believes that the ongoing ENRICH trial, if positive, together with other supporting data, should provide the additional data necessary to support the filing of a new MAA and the future approval of EFAPROXYN for the treatment of brain metastases originating from breast cancer in Europe.

•                    Charles Scott, Ph.D., CBS Squared, is scheduled to present a quality adjusted survival analysis of the Phase 3 REACH study of EFAPROXYN in patients with brain metastases in a poster presentation titled “Improved survival, quality of life and quality-adjusted survival in breast cancer patients treated with efaproxiral + whole brain radiation therapy for brain metastases” at the San Antonio Breast Cancer Symposium on December 10, 2005.

PDX (pralatrexate):

•                    Enrollment in a Phase 1/2 study of PDX in patients with relapsed or refractory aggressive lymphoproliferative malignancies continues to progress in line with Company expectations. The Company expects to complete patient enrollment in the Phase 1 portion of this trial in the fourth quarter of 2005.

•                    In January 2005, the Company initiated a Phase 1 dose escalation study of PDX with vitamin B12 and folic acid supplementation in patients with previously treated advanced NSCLC.  The Company currently expects to complete patient enrollment in this trial in 2006.

RH1:

•                    Enrollment in a Phase 1 dose escalation study of RH1 in patients with advanced solid tumors continues to progress in line with Company expectations.  The Company currently expects to complete enrollment in this trial in the fourth quarter of 2005.  Sarah Danson, M.D., Department of Medical Oncology, Christie Hospital, is scheduled to report updated clinical and PK/PD data from an on-going Phase 1 study of RH1 in patients with advanced solid tumors in a poster presentation titled “Phase 1 Pharmacokinetic (PD) trial of the bioreductive drug RH1” at the AACR-NCI-EORTC International Conference on Molecular Targets and Cancer Therapeutics on November 17, 2005.

Corporate Highlights:

•                    In October 2005, the only remaining securities class action lawsuit that had been brought against the Company and one of its officers in May 2004 was dismissed with prejudice. In an opinion dated October 20, 2005, the United States District Court for the District of Colorado concluded that the plaintiff’s complaint failed to meet the legal pleading requirements applicable to its alleged claims.  The plaintiff has until November 19, 2005 to determine whether it will appeal the decision to the U.S. Court of Appeals for the Tenth Circuit.

•                    In July 2005, a shareholder of the Company commenced a stockholder’s derivative action in the United States District Court for the District of Colorado against several current and former directors of the Company, naming the Company as a nominal defendant.  The factual allegations in the derivative action were substantially the same as the factual allegations in the purported securities class action lawsuit filed in May 2004.  On November 2, 2005, the court granted the parties joint motion for voluntary dismissal and dismissed the case without prejudice.

Conference Call

The Company will host a conference call to review its third quarter results on Wednesday, November 9, 2005, at 11 AM ET. The dial in number for U.S. residents to participate is 877-407-8031. International callers should dial 201-689-8031. Participants should reference the Allos Therapeutics conference call.

Conference Call Replay

An audio replay of the conference call will be available from 5:30 PM ET on Wednesday, November 9, 2005, until 11:59 PM ET on Wednesday, November 16, 2005. To access the replay, please dial 877-660-6853 (domestic) or 201-612-7415 (international); Replay pass codes (both required for playback): account # 286; conference ID # 175174.

Webcast

Allos Therapeutics will hold a live webcast of the conference call.  The webcast will be available from the homepage and the investors/media section of the Company’s web site at www.allos.com and will be archived for 30 days.

About Allos Therapeutics, Inc.

Allos Therapeutics, Inc. (NASDAQ: ALTH) is a biopharmaceutical company focused on developing and commercializing innovative small molecule therapeutics for the treatment of cancer.  The Company’s lead product candidate, EFAPROXYN™ (efaproxiral), is a synthetic small molecule designed to sensitize hypoxic, or oxygen-deprived, tumor tissue during radiation therapy.  EFAPROXYN is currently being evaluated as an adjunct to whole brain radiation therapy in a pivotal Phase 3 trial in women with brain metastases originating from breast cancer.   The Company’s other product candidates are: PDX (pralatrexate), a small molecule chemotherapeutic agent (DHFR inhibitor) currently under investigation as both a single agent and in combination therapy regimens in patients with non-small cell lung cancer and Non-Hodgkin’s lymphoma;  and RH1, a small molecule chemotherapeutic agent bioactivated by the enzyme DT-diaphorase currently under evaluation in patients with advanced solid tumors.  For more information, please visit the Company’s web site at: www.allos.com.

Safe Harbor Statement

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements concerning our projected timelines for completion of enrollment and announcement of the results of our clinical trials, the potential safety and efficacy of EFAPROXYN for the treatment of patients with NSCLC receiving S-CRT or any other type of cancer, and other statements which are other than statements of historical facts. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” and other similar terminology or the negative of these terms, but their absence does not mean that a particular statement is not forward-looking. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, among others: that we may experience difficulties or delays in our clinical trials, whether caused by adverse events, investigative site initiation rates, patient enrollment rates, regulatory issues or other factors; and that clinical trials may not demonstrate the safety and efficacy of our product candidates in their target indications.  Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, and in the Company’s other periodic reports and filings with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this presentation, except as required by law.

# # #

Contact:

Jennifer Neiman

Manager, Corporate Communications

720-540-5227

jneiman@allos.com

(Tables follow)

ALLOS THERAPEUTICS, INC.

CONDENSED STATEMENTS OF OPERATIONS

(in thousands ~ except share and per share information)

(unaudited)

	Three-months ended September 30,		Nine-months ended September 30,
	2004	2005	2004	2005
Operating expenses:
Research and development	$2,203	$3,001	$7,638	$7,970
Clinical manufacturing	432	307	2,589	934
Marketing, general and administrative	2,035	2,005	6,989	6,813
Restructuring costs	—	—	—	380

Total operating expenses	4,670	5,313	17,216	16,097

Loss from operations	(4,670)	(5,313)	(17,216)	(16,097)
Interest and other income, net	116	522	365	1,238

Net loss	(4,554)	(4,791)	(16,851)	(14,859)

Dividend related to beneficial conversion feature of preferred stock	—	—	—	(624)

Net loss attributable to common stockholders	$(4,554)	$(4,791)	$(16,851)	$(15,483)
Basic and diluted net loss per share	$(0.15)	$(0.09)	$(0.54)	$(0.36)
Weighted average common shares: basic and diluted	31,153,489	55,015,757	31,134,311	43,045,637

ALLOS THERAPEUTICS, INC.

CONDENSED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31, 2004	September 30, 2005
ASSETS
Cash, cash equivalents and investments in marketable securities	$23,849	$59,426
Other assets	1,344	1,512
Equipment and leasehold improvements, net	980	748

Total assets	$26,173	$61,686

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities	$2,310	$3,212
Stockholders’ equity	23,863	58,474
Total liabilities and stockholders’ equity	$26,173	$61,686